UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 22, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

sean

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 22, 2008, Sean Wong was appointed Vice President and Controller of Westaff, Inc. (the “Company”) and its subsidiaries.

Mr. Wong, age 42, formerly served as Interim Vice President and Chief Financial Officer at Tiburon, Inc., a division of CompuDyne.  He had also formerly served as Controller at Tiburon, Inc. from May 2005 to July 2007.  Prior to that, Mr. Wong was Vice President of Finance, Corporate Controller, at BriteSmile, Inc. from March 2004 to March 2005.  Prior to that, Mr. Wong worked as an independent consultant to early stage and emerging growth companies from October 2001 to March 2004.

There is no family relationship, arrangement or understanding between Mr. Wong and any other person pursuant to which he was appointed as an officer of the Company.  Except as described below, since November 3, 2007, the Company has not been a participant in any transaction in which the amount involved exceeds $120,000 and in which Mr. Wong had a material interest, and no such transaction is currently proposed at this time.

In connection with Mr. Wong’s appointment as Vice President and Controller, Mr. Wong and the Company entered into an offer letter dated September 3, 2008 (the “Offer Letter”).  The Offer Letter provides for an annual base salary of $175,000.  In addition to his base salary, Mr. Wong is eligible to receive a sign-on bonus of $17,500 on his start date and an additional $17,500 within 90 days of his start date.  Mr. Wong will be eligible to receive an additional bonus of $17,500 provided he completes certain goals. Subject to approval from the Company’s Board of Directors, Mr. Wong will be eligible to participate in the Company’s 2006 Stock Incentive Plan.  It is currently anticipated that Mr. Wong will be awarded 75,000 stock options pursuant to the terms of the Company’s 2006 Stock Incentive Plan.

Under the terms of the Offer Letter, in the event that the Company terminates Mr. Wong’s employment within one year from his date of hire due to any relocation by the Company of its headquarters outside a 35-mile radius of the Company’s current headquarters, or following a change in the Company as a result of which Mr. Wong’s position is eliminated, Mr. Wong would be eligible to receive a severance payment equal to six months’ pay at his then current base salary.

The foregoing summary of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter.

Item 7.01         Regulation FD Disclosure.

On September 26, 2008, the Company issued a press release announcing Mr. Wong’s appointment as Vice President and Controller.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description of Document

	99.1	Press Release dated September 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ Christa C. Leonard
Christa C. Leonard
Senior Vice President and
Chief Financial Officer

Date:  September 26, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated September 26, 2008